Exhibit 10.7

TECTONIC THERAPEUTIC, INC.

STOCK OPTION GRANT NOTICE

(2024 EQUITY INCENTIVE PLAN)

Tectonic Therapeutic, Inc. (the “Company”) has granted to you (the “Optionholder”) an option to purchase the number of shares of Common Stock set forth below (the “Option”) under the Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan (the “Plan”). The Option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Option Agreement (the “Option Agreement”), the Notice of Exercise and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Option Agreement or the Plan will have the meanings set forth in the Option Agreement or the Plan, as applicable. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares of Common Stock Subject to Option:

Exercise Price (Per Share)[1]:

Total Exercise Price:

Expiration Date:

Exercise Schedule:	[Same as Vesting Schedule] [Early Exercise Permitted]

Type of Grant[2]:	[Incentive Stock Option] [Nonstatutory Stock Option]

Vesting Schedule: [    ]

[1]	The exercise price may be paid by one or a combination of the methods permitted in the Option Agreement.
[2]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

Optionholder Acknowledgements: By Optionholder’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Optionholder understands and agrees that the Option is governed by this Grant Notice, the Option Agreement, the Notice of Exercise and the Plan, all of which are made a part of this document.

By accepting this Option, Optionholder consents to receive this Grant Notice, the Option Agreement, the Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. Optionholder represents that he or she has read and is familiar with the provisions of this Grant Notice, the Option Agreement, the Notice of Exercise and the Plan. Optionholder acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except in writing signed by Optionholder and a duly authorized officer of the Company.

Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise and the provisions of the Plan, the provisions of the Plan will control. Optionholder further acknowledges that the Grant Notice, the Option Agreement, the Notice of Exercise and the Plan set forth the entire understanding between Optionholder and the Company regarding the Option and supersede all prior oral and written agreements, promises and/or representations regarding the Option, with the exception of (i) other equity awards previously granted to Optionholder and Common Stock previously issued to Optionholder; (ii) any applicable compensation recovery or clawback policy that is adopted by the Company or is required by Applicable Law; and (iii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Optionholder in each case that specifies the terms that should govern the Option.

Optionholder further acknowledges that this Grant Notice has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Optionholder in any capacity. Optionholder has been provided with an opportunity to consult with Optionholder’s own counsel with respect to this Grant Notice.

This Grant Notice may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Tectonic Therapeutic, Inc.		Optionholder:

By:		By:
	(Signature)		(Signature)
Title:		Email:
Date:		Date:

Attachments: Option Agreement, 2024 Equity Incentive Plan and Notice of Exercise

ATTACHMENT I

OPTION AGREEMENT

TECTONIC THERAPEUTIC, INC.

2024 Equity Incentive Plan

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and (the “Option Agreement”), Tectonic Therapeutic, Inc. (the “Company”) has granted you an option under the Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the provisions in this Option Agreement, the Grant Notice, the Notice of Exercise and the terms of the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement but defined in the Grant Notice or the Plan will have the meanings set forth in the Grant Notice or Plan, as applicable.

The details of your Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. Vesting. Your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3. Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your Option until you have completed at least six months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your Option as to any vested portion prior to such six month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your Option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4. Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your Option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:

(a) a partial exercise of your Option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

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(c) you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your Option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your Option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5. Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. The permitted methods of payment are as follows:

(a) by cash, check, bank draft, electronic funds transfer or money order payable to the Company;

(b) subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;

(c) subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your Option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your Option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;

(d) subject to Company and/or Board consent at the time of exercise, and provided that the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that you must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to you as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(e) subject to the consent of the Company and/or Board at the time of exercise, according to a deferred payment or similar arrangement with you; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

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(f) in any other form of legal consideration that may be acceptable to theBoard.

6. Whole Shares. You may exercise your Option only for whole shares of Common Stock.

7. Securities Law Compliance. In no event may you exercise your Option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with all other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8. Term. You may not exercise your Option before the Date of Grant or after the expiration of the Option’s term. Except as set forth in your Grant Notice, the term of your Option expires, subject to the provisions of Section 4(i) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three month period your Option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your Option at the time of your termination of Continuous Service, your Option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your Continuous Service, and (y) the Expiration Date;

(c) 12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

(d) 18 months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the 10th anniversary of the Date of Grant.

If your Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit but cannot guarantee that your Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your Option more than three months after the date your employment with the Company or an Affiliate terminates.

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9. Exercise.

(a) You may exercise the vested portion of your Option (and the unvested portion of your Option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours. If required by the Company, your exercise may be made contingent on your execution of any additional documents specified by the Company as more fully set forth in Section 14 below.

(b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your Option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two years after the Date of Grant or within one year after such shares of Common Stock are transferred upon exercise of your Option.

(d) By exercising your Option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. You further agree that the obligations contained in this Section 9(d) will also, if so determined by the Board, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding preferred stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing.

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10. Transferability. Except as otherwise provided in this Section 10, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this Option is an Incentive Stock Option, this Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this Option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. Option not a Service Contract. Your Option is not an employment or service contract, and nothing in your Option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12. Withholding Obligations.

(a) At the time you exercise your Option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your Option.

(b) If this Option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required

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to be withheld by law (or such lower amount as may be necessary to avoid classification of your Option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your Option, share withholding pursuant to the preceding sentence will not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your Option. Notwithstanding the filing of such election, shares of Common Stock will be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your Option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.

(c) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

13. Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Option or your other compensation. In particular, you acknowledge that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

14. Imposition of Other Requirements. You agree to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Option. You further agree to execute, to the extent requested by the Company, at any time and from time to time, any agreements entered into with holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and/or a voting agreement.

15. Notices. Any notices provided for in your Option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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16. Governing Plan Document. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan will control.

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ATTACHMENT II

2024 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

TECTONIC THERAPEUTIC, INC.

NOTICE OF EXERCISE

This constitutes notice to Tectonic Therapeutic, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice, the Option Agreement or the Plan will have the meanings set forth in the Grant Notice, the Option Agreement or the Plan, as applicable. Use of certain payment methods is subject to Company and/or Board consent and certain additional requirements set forth in the Option Agreement and the Plan. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank, the blank fields will be deemed to come from the electronic capitalization system and is considered part of this Notice of Exercise.

Option Information

Type of option (check one):	Incentive ☐ Nonstatutory ☐

Date of Grant:

Number of Shares of Common Stock as to which Option is exercised:

Certificates to be issued in name of:[3]

Exercise Information

Date of Exercise:

Total exercise price:

Cash:[4]

Regulation T Program (cashless exercise):[5]

Value of _________ Shares delivered with this notice:[6]

Value of _________ Shares pursuant to net exercise:[7]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, (ii) to satisfy the tax withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement, (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two years after the Date of Grant or within one year after such Shares are issued upon exercise of this Option, and (iv) to execute, if and when requested by the Company, at any time or from time to time, any agreements entered into with holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders

[3]	If left blank, will be issued in the name of the option holder.
[4]	Cash may be in the form of cash, check, bank draft, electronic funds transfer or money order payment.
[5]	Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement.
[6]

Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[7]	Subject to Company and/or Board consent and must be a Nonstatutory Option.

agreement and/or a voting agreement. I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge and agree that, except for such information as required to be delivered to me by the Company pursuant to the Option or the Plan (if any), I will have no right to receive any information from the Company by virtue of the grant of the Option or the purchase of shares of Common Stock through exercise of the Option, ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by Applicable Law, I hereby waive all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). I hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option will have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. I further agree that the obligations contained in this paragraph will also, if so determined by the Board, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding preferred stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

Email: